UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                              Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

The information discussed under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, the board of directors (the “Board”) of Black Creek Industrial REIT IV Inc. (the “Company”) determined to appoint Rajat Dhanda as Managing Director, President.

Mr. Dhanda, age 49, has served as the Managing Director, President of Dividend Capital Diversified Property Fund Inc. since April 2017. He currently serves as President of Black Creek Group U.S. and is responsible for the oversight of distribution, marketing, product development, operations and legal functions. Prior to joining Black Creek Group, Mr. Dhanda spent 26 years at Morgan Stanley, leading key divisions of their institutional and Wealth Management platforms, while also serving on the firm’s Management and Risk Committee for his last eight years. Most recently, he was head of Investment Products and Services in Wealth Management, which was responsible for all of the products distributed by Morgan Stanley’s financial advisors. In this capacity, he worked closely with the firm’s financial advisors and third-party asset managers to design and distribute products offering a breadth of investment solutions. In addition, as a member of the division’s Executive and Operating Committees, Mr. Dhanda worked to develop strategies for the changing regulatory environment and the opportunities that technology and data offer today in the wealth management channels. Mr. Dhanda holds a B.A. in both Business Economics, as well as Organizational Behavior & Management from Brown University.

Mr. Dhanda will hold office until his successor is duly elected or appointed and qualifies or until his earlier death, resignation or removal in the manner set forth in the Company’s bylaws.

In connection with his appointment as an executive officer, Mr. Dhanda and the Company also entered into the Company’s Form of Indemnification Agreement (the “Indemnification Agreement”), effective as of May 17, 2017. The Indemnification Agreement, which is entered into between each director and executive officer and the Company, requires, among other things, that, subject to certain limitations, the Company will indemnify Mr. Dhanda and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Company’s Form of Indemnification Agreement does not purport to be complete and it qualified in its entirety by reference to the Indemnification Agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Further, effective May 17, 2017, the Board approved the modification of the titles of certain executive officers, including the addition of the title, “Managing Director” to the titles held by Dwight L. Merriman III and Thomas G. McGonagle and, with respect to Joshua J. Widoff, the replacement of the title, “Executive Vice President” with the title, “Managing Director,” such that the officers’ titles are now as follows:

Name	Position
Dwight L. Merriman III	Managing Director, Chief Executive Officer and Director
Thomas G. McGonagle	Managing Director, Chief Financial Officer
Joshua J. Widoff	Managing Director, Secretary and General Counsel

Item 8.01	Other Events

On May 17, 2017, the Board approved Articles of Amendment to the Company’s Second Articles of Amendment and Restatement (the “Charter”) in order to change the name of the Company to Black Creek Industrial REIT IV Inc. The Company was formerly known as Industrial Logistics Realty Trust Inc. The Articles of Amendment, which are effective as of May 19, 2017, also change the designation of the Company’s Class A common shares, $0.01 value per share, to Class I common shares, $0.01 par value per share. All references in the Charter to “Class A Common Shares” were changed to “Class I Common Shares” and all references in the Charter to “Net Asset Value Per Class A Common Share” were changed to “Net Asset Value Per Class I Common Share.” Other than this change in designation, the Articles of Amendment to the Charter did not change any of the rights or attributes of these common shares. The foregoing summary is qualified in its entirety by reference to the Articles of Amendment, which is incorporated by reference filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Indemnification Agreement entered into between Black Creek Industrial REIT IV Inc. (formerly known as Industrial Logistics Realty Trust Inc.) and Rajat Dhanda as of May 17, 2017. Incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-200594) filed with the SEC on July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

May 23, 2017	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Indemnification Agreement entered into between Black Creek Industrial REIT IV Inc. (formerly known as Industrial Logistics Realty Trust Inc.) and Rajat Dhanda as of May 17, 2017. Incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-200594) filed with the SEC on July 1, 2016.